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                                                                  Exhibit 24.1
                      NETWORK COMPUTING DEVICES, INC.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       Network Computing Devices, Inc.
                                               (Registrant)

Date: August 22, 1996

                                       By


                                       /s/  Rudolph G. Morin
                                       ---------------------------------------
                                       Rudolph G. Morin
                                       Executive Vice President, Operations and
                                       Finance (Duly Authorized and Principal
                                       Financial and Accounting Officer)




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